Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

ZQ PLATFORMS INC.

(a Wyoming corporation)

Up to 50,000,000 Shares of Common Stock at US $1.00 per Share

THE SECURITIES SUBSCRIBED FOR HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF LOSING THE ENTIRE INVESTMENT. BEFORE SIGNING THIS SUBSCRIPTION AGREEMENT, EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY READ THE COMPANY’S OFFERING CIRCULAR, INCLUDING THE SECTION TITLED “RISK FACTORS,” AND SHOULD CONSULT THE INVESTOR’S OWN LEGAL, TAX AND FINANCIAL ADVISORS. THE OFFERING IS MADE PURSUANT TO REGULATION A, TIER 2, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ON A “BEST-EFFORTS” BASIS WITH NO MINIMUM OFFERING AMOUNT. THERE IS NO ESCROW, AND SUBSCRIPTION FUNDS ACCEPTED BY THE COMPANY MAY BE USED IMMEDIATELY.

1. SUBSCRIPTION

1.1 Subscription. The undersigned (the “Investor”) hereby irrevocably subscribes for and agrees to purchase from ZQ Platforms Inc., a Wyoming corporation (the “Company”), the number of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), set forth on the signature page of this Subscription Agreement (this “Agreement”), at a purchase price of US $1.00 per Share (the “Purchase Price”), on the terms and conditions of this Agreement and the Company’s offering circular, as amended or supplemented from time to time (the “Offering Circular”), forming part of the Company’s offering statement on Form 1-A, as qualified by the United States Securities and Exchange Commission (the “SEC”). The minimum subscription is 550 Shares (US $550), unless a lesser amount is accepted by the Company in its sole discretion.

1.2 Offering. The offering of the Shares (the “Offering”) is described in the Offering Circular. The Offering is being conducted on a “best-efforts” basis with no minimum offering amount and no escrow arrangement. The Company may accept subscriptions and conduct one or more closings on a rolling basis, and subscription funds accepted by the Company will be immediately available to the Company for use as described in the Offering Circular under “Use of Proceeds.”

2. PURCHASE PRICE AND PAYMENT

2.1 Payment. Concurrently with the delivery of this Agreement, the Investor shall pay the aggregate Purchase Price for the Shares subscribed for by wire transfer, ACH transfer, check, or such other payment method as the Company may permit, in accordance with the payment instructions provided by the Company. Funds shall be denominated in United States dollars.

2.2 No Interest. Subscription funds will not bear interest, and no interest will be paid to the Investor on any subscription funds, including funds returned in connection with any rejected or terminated subscription.

3. ACCEPTANCE; CLOSING; REJECTION

3.1 Acceptance. The Investor acknowledges that this subscription is an offer by the Investor to purchase the Shares, that the Company may accept or reject this subscription in whole or in part, for any reason or no reason, in the Company’s sole discretion, and that this subscription shall be deemed accepted only when this Agreement is countersigned by the Company. The Company will not accept any subscription before the Offering has been qualified by the SEC.

3.2 Closing; Delivery of Shares. Subject to acceptance of this subscription and receipt of the Purchase Price in full, the Shares will be issued to the Investor at a closing conducted by the Company. The Shares will be issued in uncertificated (book-entry) form and recorded on the books of the Company or its transfer agent, and the Company will deliver or cause to be delivered to the Investor evidence of such book-entry issuance within a reasonable time following the applicable closing.

3.3 Rejection; Return of Funds. If this subscription is rejected in whole or in part, or if the Offering is terminated before acceptance of this subscription, the Company will promptly return to the Investor the Purchase Price (or the portion thereof corresponding to the rejected portion of this subscription), without deduction and without interest, and this Agreement shall thereafter have no force or effect with respect to the rejected portion.

3.4 Irrevocability. Except as required by applicable law, this subscription is irrevocable by the Investor once submitted, and the Investor may not cancel, terminate or revoke this Agreement, which shall be binding upon the Investor’s heirs, executors, administrators, successors and permitted assigns.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company, as of the date of this Agreement and as of the date of each closing at which Shares are issued to the Investor, as follows:

4.1 Receipt of Offering Circular. The Investor has received, has carefully read and understands the Offering Circular, including the “Risk Factors” section, and the Investor is subscribing for the Shares solely on the basis of the information contained in the Offering Circular and this Agreement, and not on the basis of any other information, representation or warranty.

4.2 Speculative Investment; Risk of Loss. The Investor understands that an investment in the Shares is highly speculative, that the Company is a development-stage company with no operating history and no revenue, that there is no minimum offering amount and no escrow, that no public trading market exists for the Shares and none may develop, and that the Investor may lose the entire investment. The Investor is able to bear the economic risk of this investment, including the complete loss thereof, for an indefinite period.

4.3 Investor Qualification. The Investor either (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or (b) limits its aggregate purchase price for Shares in the Offering to no more than ten percent (10%) of the greater of the Investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of the Investor’s annual revenue or net assets at fiscal year-end (for non-natural persons), in each case as required by Rule 251(d)(2)(i)(C) of Regulation A. The Investor acknowledges responsibility for determining the Investor’s status and compliance with the foregoing limitation and agrees to provide such evidence thereof as the Company may reasonably request.

4.4 Authority; Enforceability. The Investor has full power, authority and legal capacity to execute, deliver and perform this Agreement. If the Investor is an entity, the Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, the person executing this Agreement on the Investor’s behalf is duly authorized to do so, and the purchase of the Shares does not violate the Investor’s organizational documents. This Agreement constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

4.5 Investment Intent. The Investor is acquiring the Shares for the Investor’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution of the Shares in violation of applicable securities laws.

4.6 No Government Recommendation. The Investor understands that no federal or state agency, including the SEC, has passed upon the merits of the Shares or the Offering, made any finding or determination as to the fairness of this investment, or made any recommendation or endorsement of the Shares.

4.7 Independence from Zilliqa. The Investor understands that the Company is not affiliated with, sponsored by, endorsed by, controlled by, funded by, or officially approved by Zilliqa Group, the Zilliqa Foundation, or any other Zilliqa-related entity, and that the purchase of Shares does not provide the Investor with any ownership of, or rights to, ZIL tokens or any Zilliqa-related entity.

4.8 Residence; Compliance with Local Law. The address set forth on the signature page is the Investor’s true and correct principal residence (or principal place of business, for an entity). The Investor is solely responsible for compliance with the laws of the Investor’s jurisdiction in connection with the purchase of the Shares, and the offer and sale of the Shares to the Investor is lawful under the laws of such jurisdiction.

4.9 Anti-Money Laundering; Sanctions. Neither the Investor, nor any person or entity controlling, controlled by or under common control with the Investor, nor, to the Investor’s knowledge, any person providing funds for the purchase of the Shares: (a) is a person or entity listed on any sanctions list administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or subject to comparable sanctions administered by other applicable authorities; (b) is located, organized or resident in a country or territory that is the subject of comprehensive sanctions; or (c) is engaged in money laundering or terrorist financing. The funds used to purchase the Shares are derived from lawful sources. The Investor agrees to provide such information and documentation as the Company may request to comply with applicable anti-money laundering, know-your-customer and sanctions laws, and acknowledges that the Company may reject or rescind this subscription and freeze or return funds if required by applicable law.

4.10 Tax Matters. The Investor, if a United States person, certifies that the taxpayer identification number provided on the signature page is correct and that the Investor is not subject to backup withholding, or has otherwise provided a properly completed IRS Form W-9. If the Investor is not a United States person, the Investor agrees to provide a properly completed applicable IRS Form W-8. The Investor acknowledges that the Company has provided no tax advice and that the Investor has consulted, or has had the opportunity to consult, the Investor’s own tax advisors.

4.11 No Advice from Company. The Investor acknowledges that neither the Company nor any of its officers, directors, employees or agents has provided any legal, tax, investment or financial advice to the Investor in connection with the Offering, and that nothing in the Offering Circular or this Agreement constitutes such advice.

4.12 Accuracy of Information. All information provided by the Investor in this Agreement and in any related questionnaire or documentation is true, correct and complete, and the Investor agrees to notify the Company promptly of any change in such information prior to the closing of the Investor’s subscription.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming; (b) the Company has full corporate power and authority to execute and deliver this Agreement and to issue and sell the Shares; (c) this Agreement, when accepted by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms; and (d) the Shares, when issued against payment of the Purchase Price in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

6. INDEMNIFICATION

The Investor agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees) arising out of or based upon any breach of, or inaccuracy in, any representation, warranty, acknowledgment, covenant or agreement made by the Investor in this Agreement or in any related document provided by the Investor. Nothing in this Section shall constitute a waiver or limitation of any rights the Investor may have under applicable federal or state securities laws, and the Investor is not waiving any such rights by entering into this Agreement.

7. MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without regard to conflict-of-laws principles, except to the extent federal securities laws apply.

7.2 Entire Agreement; Amendment. This Agreement, together with the Offering Circular, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. This Agreement may be amended only by a written instrument signed by the Company and the Investor.

7.3 Assignment. The Investor may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Any purported assignment in violation of this Section shall be void.

7.4 Notices. Notices under this Agreement shall be in writing and shall be deemed given when delivered personally, by reputable overnight courier, by certified mail (return receipt requested), or by email with confirmation of transmission, to the Company at its principal executive office (Attention: Investor Relations) or to the Investor at the address or email address set forth on the signature page, or such other address as either party may designate by notice.

7.5 Electronic Signatures and Delivery. This Agreement may be executed and delivered by electronic signature and electronic transmission (including through an online subscription platform, if any, used by the Company), and any such execution and delivery shall be valid and binding to the fullest extent permitted by applicable law, including the Electronic Signatures in Global and National Commerce Act. The Investor consents to receive documents and notices relating to the Offering and the Investor’s investment electronically.

7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.7 Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall not be affected, and the invalid or unenforceable provision shall be enforced to the maximum extent permitted by law.

7.8 Survival. The representations, warranties, acknowledgments and agreements of the Investor and the Company in this Agreement shall survive the closing of the Investor’s subscription.

SUBSCRIPTION DETAILS AND SIGNATURE PAGE

Number of Shares subscribed for: ______________________ Shares (minimum 550 Shares)

Aggregate Purchase Price at US $1.00 per Share: US $______________________

Payment method (check one): [  ] Wire transfer [  ] ACH transfer [  ] Check [  ] Other (as permitted by the Company): ______________________

Investor status (check one): [  ] Accredited investor (Rule 501(a)) [  ] Non-accredited investor — the Investor certifies compliance with the 10% investment limitation described in Section 4.3

Form of ownership (check one): [  ] Individual [  ] Joint tenants with right of survivorship [  ] Tenants in common [  ] Corporation [  ] Limited liability company [  ] Partnership [  ] Trust [  ] Other: ______________________

INVESTOR (Individual or First Joint Investor):

Name: __________________________________________ Signature: __________________________________________

Social Security Number / Taxpayer ID: ____________________________ Date: ____________________

SECOND JOINT INVESTOR (if applicable):

Name: __________________________________________ Signature: __________________________________________

Social Security Number / Taxpayer ID: ____________________________ Date: ____________________

ENTITY INVESTOR (if applicable):

Name of entity: __________________________________________ Jurisdiction of organization: ____________________

Employer Identification Number: ____________________________

By: __________________________________________ Name: ____________________________ Title: ____________________ Date: ____________________

INVESTOR CONTACT INFORMATION:

Street address: ________________________________________________________________________________

City / State or Province / Postal code / Country: ________________________________________________________

Email: __________________________________________ Telephone: ____________________________

ACCEPTANCE BY THE COMPANY

This Subscription Agreement is accepted by ZQ Platforms Inc. as of the date set forth below, as to ______________________ Shares.

ZQ PLATFORMS INC.

By: __________________________________________

Name: Rahul Malhotra

Title: Chief Executive Officer

Date: ____________________